UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 19, 2007, Cytyc Corporation (“Cytyc”) issued a press release announcing that it is delivering a notice to the holders of its 2.25% Senior Convertible Notes due 2024 (CUSIP Nos. 232946 AA 1 and 232946 AB 9) (the “Convertible Notes”) in connection with Section 15.01(a)(i) of the indenture between Cytyc and U.S. Bank Trust National Association, as trustee, under which the Convertible Notes were issued (the “Indenture”). The notice advises that effective July 1, 2007, holders are entitled to convert the Convertible Notes into shares of Cytyc common stock due to the closing sale price of Cytyc common stock exceeding 120% of the Convertible Notes conversion price for at least twenty trading days out of the last thirty trading days in the quarter ended June 30, 2007. The conversion price of the Convertible Notes is $29.67 under the Indenture. The Convertible Notes will remain convertible into shares of Cytyc common stock at any time at the option of the holder through maturity. The shares of Cytyc common stock that are issuable upon conversion of the Convertible Notes are included in Cytyc’s reported diluted earnings per share amounts.

Holders of Convertible Notes who are interested in exercising their right to convert should follow the procedures detailed in the Indenture, which was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to Cytyc’s Registration Statement on Form S-3 on June 7, 2004 and is available free of charge at the website maintained by the SEC at http://www.sec.gov.

The text of the press release is being filed hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed pursuant to Item 8.01:

Exhibit No.	Description
99.1	Press Release, dated July 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ A. Suzanne Meszner-Eltrich
A. Suzanne Meszner-Eltrich Senior Vice President, General Counsel and Secretary

Date: July 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 19, 2007